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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated December 14, 1995 in the Registration Statement (Form S-8) pertaining to the Heftel Broadcasting Corporation Stock Option Plan, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


                                                 Ernst & Young LLP

Los Angeles, California
June 10, 1996